Exhibit 23.3

Partnership of:
DALE MATHESON
CARR-HILTON LABONTE LLP	Vancouver	Robert J. Burkart, Inc.	James F. Carr-Hilton Ltd.	Kenneth P. Chong Inc.
DMCL CHARTERED ACCOUNTANTS		Alvin F. Dale Ltd.	Barry S. Hartley, Inc.	Reginald J. LaBonte Ltd
		Robert J. Matheson, Inc.	Rakesh I. Patel, Inc.

	South Surrey	Michael K. Braun Inc.	Peter J. Donaldson, Inc.

	Port Coquitlam	Wilfred A. Jacobson Inc.	Fraser G. Ross, Ltd.	Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2006 relating to the financial statements of the Gulf Western Petroleum Corporation (formerly Georgia Exploration, Inc.), which appears in Gulf Western Petroleum Corporation’s (formerly Georgia Exploration, Inc.’s) Annual Report on Form 10-KSB for the period from February 21, 2006 (date of inception) through March 31, 2006.

Yours truly,

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
March 9, 2007

Vancouver	Suite 1500-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778- Main Reception
South Surrey	Suite 301-1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam	Suite 700-2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971